                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Market Street Fund, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                            MARKET STREET FUND, INC.
                              103 Bellevue Parkway
                           Wilmington, Delaware 19809


                              NOTICE OF A SPECIAL
                         MEETING OF SHAREHOLDERS OF THE
                       ALL PRO SMALL CAP VALUE PORTFOLIO

                                 TO BE HELD ON
                                OCTOBER 30, 1998

To owners of variable life insurance policies and variable annuity contracts issued by Provident Mutual Life Insurance Company ("PMLIC") or Providentmutual Life and Annuity Company of America ("PLACA") entitled to give voting instructions in connection with a separate account of PMLIC or PLACA.

Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the All Pro Small Cap Value Portfolio (the "Portfolio") of Market Street Fund, Inc. (the "Fund") will be held on October 30, 1998 at 9:00 a.m., Eastern Time, at the offices of Provident Mutual Life Insurance Company (in the third floor Executive Conference Room) at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

         The Meeting will be held for the following purposes:

         1. To approve or disapprove an Investment Sub-Advisory Agreement between 1838 Investment Advisors, Inc. ("1838 Inc.") and Providentmutual Investment Management Company ("PIMC"), pursuant to which 1838 Inc. will serve as an investment sub-adviser to the All Pro Small Cap Value Portfolio.

         2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

          PMLIC itself and certain separate accounts supporting variable life insurance policies and variable annuity contracts issued by PMLIC and PLACA, respectively, are the only shareholders of the Portfolio. However, each of PMLIC and PLACA hereby solicits and agrees to vote the shares of the Portfolio at the Meeting in accordance with timely instructions received from owners of variable life insurance policies and variable annuity contracts ("variable contracts") having contract values allocated to separate accounts invested in such shares.

         As a variable contract owner of record at the close of business on September 28, 1998, you have the right to instruct PMLIC or PLACA, as applicable, as to the manner in which shares of the Portfolio attributable to your variable contract should be voted. To assist you in giving your instructions, a Voting Instruction Form is enclosed that reflects the number of shares of the Portfolio for which you are entitled to give voting instructions. In addition, a Proxy Statement for the Fund is attached to this Notice and describes the matters to be voted upon at the Meeting or any adjournment(s) thereof. The Annual Report for the Fund for the fiscal year ended December 31, 1997 previously has been mailed to all owners invested in the Portfolio as of ___________, 1998.

         Copies of the Fund's annual report and most recent semi-annual report succeeding the annual report, if any, will be furnished without charge upon request. Such request should be directed to Katherine De Peri at Provident Mutual Life Insurance Company, 1050 Westlakes Drive, Berwyn, PA 19312, (800) 523-4681.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTING
                 INSTRUCTION FORM AND RETURN IT PROMPTLY IN THE
                       ENCLOSED POSTAGE PREPAID ENVELOPE.

                                        By Order of the Board of Directors


                                        Adam Scaramella
                                        Secretary

Berwyn, Pennsylvania
October 15, 1998

                            MARKET STREET FUND, INC.
                              103 Bellevue Parkway
                           Wilmington, Delaware 19809

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                OCTOBER 15, 1998

-------------------------------------------------------------------------------

         This Proxy Statement is being furnished on behalf of the board of directors of Market Street Fund, Inc. (the "Fund") by Provident Mutual Life Insurance Company ("PMLIC") and Providentmutual Life and Annuity Company of America ("PLACA") to owners of certain variable life insurance policies and variable annuity contracts (collectively, the "variable contracts") issued by PMLIC and PLACA, respectively. Each such variable contract has a contract value on the record date allocated to a separate account of PMLIC or PLACA and is invested in classes of shares of the Fund ("Shares") representing an interest the All Pro Small Cap Value Portfolio (the "Portfolio"), an investment portfolio of the Fund.

         This Proxy Statement is being furnished in connection with the solicitation of voting instructions as described herein from owners of variable contracts for use at a special meeting (the "Meeting") of shareholders of the Portfolio. The Meeting is to be held on October 30, 1998, at 9:00 a.m., Eastern Time, at the offices of Provident Mutual Life Insurance Company (in the third floor Executive Conference Room), 1050 Westlakes Drive, Berwyn, Pennsylvania for the purposes set forth below and in the accompanying Notice of Special Meeting. The approximate mailing date of this Proxy Statement and the Voting Instruction Form is October 15, 1998.

         The costs of the Meeting, including the solicitation of voting instructions from the respective owners, will be paid by PMLIC. The solicitation of instructions will be made primarily by mail but may include (without cost to the Fund or the Portfolio), telephone, telegraphic or oral communications by employees of PMLIC or its affiliates, who will not be separately compensated for such activities. If necessary, PMLIC may employ outside contractors to assist in the solicitation.

         At the Meeting, shareholders of the Portfolio will be asked:

         1. To approve or disapprove an Investment Sub-Advisory Agreement between 1838 Investment Advisors, Inc. ("1838 Inc.") and Providentmutual Investment Management Company ("PIMC"), pursuant to which 1838 Inc. will serve as an investment sub-adviser to the All Pro Small Cap Value Portfolio.

         2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

                           GENERAL VOTING INFORMATION

         This Proxy Statement is being furnished to owners on behalf of the board of directors of the Fund (the "Board") in connection with the solicitation by PMLIC and PLACA of voting instructions from owners with regard to the Meeting to be held on October 30, 1998. The Fund's Board has called the Meeting to approve or disapprove an Investment Sub-Advisory Agreement between 1838 Inc. and PIMC, pursuant to which 1838 Inc. will serve as investment sub-adviser to the Portfolio.

         PMLIC itself and certain separate accounts supporting variable contracts issued by PMLIC and PLACA, respectively, are the only shareholders of the Portfolio. However, each of PMLIC and PLACA has agreed to vote the applicable Shares at the Meeting in accordance with the timely instructions received from owners (and in some case annuitants and/or beneficiaries) ("owners") of variable contracts having contract values allocated to the following separate accounts: Providentmutual Variable Life Separate Account and Providentmutual Variable Annuity Separate Account, each a separate account of PLACA; and Provident Mutual Variable Annuity Separate Account and Provident Mutual Variable Separate Account, each a separate account of PMLIC.

         PMLIC and PLACA each will vote the Shares at the Meeting in accordance with the timely instructions received from persons entitled to give voting instructions under variable contracts funded through the separate accounts of PMLIC and PLACA, as applicable. All properly executed Voting Instruction Forms must be received by PMLIC or PLACA, as applicable, by 5:00 p.m., local time, October 14, 1998, at P.O. Box 15750, Wilmington, Delaware 19885-9874. Each owner has the right to instruct PMLIC or PLACA, as applicable, as to the number of Shares (and fractional Shares) that, when added together, have an aggregate value on the record date equal to the contract value on the record date under that owner's contract allocated to each separate account holding Shares.

         PMLIC and PLACA will vote Shares attributable to variable contracts as to which no voting instructions are received in proportion (for, against or abstain) to those for which timely instructions are received. PMLIC also will vote shares not attributable to variable contracts (i.e., representing seed money investments in the Portfolio made by PMLIC) in proportion to those for which instructions are received from owners of variable contracts. If a Voting Instruction Form is received that does not specify a choice, PMLIC or PLACA, as applicable, will consider its timely receipt as an instruction to vote in favor of the proposal(s) to which it relates. In certain circumstances, PMLIC or PLACA has the right to disregard voting instructions from certain owners.
PMLIC and PLACA do not believe that these circumstances exist with respect to matters currently before shareholders. Owners may revoke previously submitted voting instructions given to PMLIC or PLACA at any time prior to the Meeting by notifying PMLIC or PLACA, as appropriate, or the Secretary of the Fund, in writing.

         The number of Shares of stock in the Portfolio for which an owner may give voting instructions is equal to the number of Shares, or fraction of Shares, held in the account attributable to such variable contract owner as of the record date. Each Share of the Portfolio's outstanding capital stock is entitled to one vote and fractional votes are counted. Approval of the Investment Sub-Advisory Agreement requires the affirmative vote of the lesser of (1) more than 50% of the Shares entitled to be cast for the Portfolio, or
(2) 67% or more of the Shares present (in person or by proxy) at the Meeting for the Portfolio, if the holders of more than 50% of the Shares entitled to be cast for the Portfolio are present.

         The Board has fixed September 28, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. All Shares for which PMLIC or PLACA, as applicable, timely receives properly executed voting instructions, which are not subsequently revoked prior to the Meeting, will be voted at the Meeting in accordance with such instructions. To the best knowledge of the Board and PMLIC and PLACA, there are no owners, as of September 28, 1998, who have the right to instruct PMLIC or PLACA, as applicable, as to 5% or more of the stock of the Portfolio. The number of shares of capital stock in the Portfolio outstanding as of September 28, 1998, was 668,589.34 Shares.


        APPROVAL OR DISAPPROVAL OF THE PROPOSED INVESTMENT SUB-ADVISORY
                      AGREEMENT BETWEEN PIMC AND 1838 INC.

BACKGROUND OF THE PROPOSAL

         The Fund, a Maryland corporation organized on March 21, 1985, is registered with the U.S. Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). PIMC serves as the investment adviser to the Fund and the Portfolio. PIMC has its principal offices at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312. PIMC was incorporated under the laws of the state of Pennsylvania on May 9, 1983, and is an indirect, wholly-owned subsidiary of PMLIC. PMLIC is an insurance company providing individual and group life insurance, annuities, and accident and health insurance.

          Through July 31, 1998, 1838 Investment Advisors, L.P. ("1838 L.P.") provided sub-advisory services to PIMC and the Portfolio pursuant to a sub-advisory agreement between PIMC and 1838 L.P. (the "Prior Sub-Advisory Agreement") that became effective on May 1, 1998. Pursuant to the Prior Sub-Advisory Agreement, 1838 L.P. managed a portion of the Portfolio's assets (hereinafter, the "Portfolio Segment") as directed from time to time by PIMC. 1838 L.P. was organized as a Delaware limited partnership and was registered as an investment adviser under the Investment Adviser's Act of 1940, as amended (the "Advisers Act"). 1838 Inc. owned a majority (99.33%) of the outstanding partnership interests in 1838 L.P., and the remaining interests (0.67%) were owned by W. Thacher Brown, the president of 1838 L.P. The address of the principal offices of 1838 L.P. were located at Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania 19087.

         Effective July 31, 1998, pursuant to an Agreement and Plan of Merger dated June 19, 1998, MBIA Inc. ("MBIA") acquired all of the outstanding shares of 1838 Inc. through a stock exchange whereby MBIA issued shares of its common stock in exchange for shares of 1838 Inc. (the "Acquisition"). Because 1838 Inc. was the controlling interest holder in 1838 L.P., the change of control of 1838 Inc. resulted in a change of control of 1838 L.P., constituting an assignment of the Prior Sub-Advisory Agreement within the meaning of Section 2(a)(4) of the 1940 Act. By operation of law, and consistent with the express terms of the Prior Sub-Advisory Agreement, this assignment resulted in an immediate termination of such Agreement.

         Following the consummation of the Acquisition, MBIA: (1) contributed the shares it owned in 1838 Inc. to MBIA Asset Management Corporation, a holding company and wholly owned subsidiary of MBIA which was established to consolidate MBIA's investment management business by holding all of the asset management subsidiaries of MBIA; and (2) consolidated the operations of 1838 L.P. into 1838 Inc., with 1838 Inc. succeeding to the business of 1838 L.P.

         The Board approved a new sub-advisory agreement between PIMC and 1838 Inc. (the "New Sub-Advisory Agreement") at its September 24, 1998 Board meeting. The Board believes that the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders, and recommends that shareholders vote to approve the New Sub-Advisory Agreement. If the New Sub-Advisory Agreement is not approved by shareholders, the Board intends to continue the interim relationship with 1838 Inc. until it is able to evaluate and obtain necessary approval of alternative advisory arrangements.

MATERIAL TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

         The Prior Sub-Advisory Agreement was approved by the Board of the Fund, including a majority of the directors who are not parties to the Prior Sub-Advisory Agreement or interested persons of such parties ("independent directors"), at a meeting held for that purpose on April 29, 1998, and by the initial shareholder of the Portfolio on ____, 1998. Pursuant to the Prior Sub-Advisory Agreement, 1838 L.P. was engaged as sub-adviser to the Portfolio to manage the investment and reinvestment of the Portfolio Segment, subject to the oversight and supervision by PIMC and the officers and the Board of the Fund. Under the terms of the Prior Sub-Advisory Agreement, 1838 L.P. was engaged to furnish continuously an investment program for the Portfolio Segment and to determine, from time to time in its discretion, the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment should be held in various securities, cash or other investments. In this connection, 1838 L.P. was to provide PIMC and the officers and directors of the Fund with such reports and documentation as the latter should reasonably request regarding 1838 L.P.'s management of the Portfolio Segment assets. 1838 L.P. was required, at its own expense, to render the services set forth in the Prior Sub-Advisory Agreement and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in such Agreement.

         The Prior Sub-Advisory Agreement provided that to the extent permitted by the policy guidelines set forth in the Fund's current registration statement, 1838 L.P. was authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors, which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which 1838 L.P. believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. Pursuant to the Prior Sub-Advisory Agreement, 1838 L.P. was authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by 1838 L.P. Moreover, 1838 L.P.'s services under the Prior Sub-Advisory Agreement were not exclusive, and 1838 L.P. was permitted under the Agreement to provide the same or similar services to other clients.

         The Prior Sub-Advisory Agreement provided that 1838 L.P. would not be liable to PIMC, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except (1) for willful misfeasance, bad faith or gross negligence on the part of 1838 L.P. or its officers, directors or employees, or reckless disregard by 1838 L.P. of its duties under the Prior Sub-Advisory Agreement, and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

         The Prior Sub-Advisory Agreement stated that it could be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to PIMC and 1838 L.P., or by PIMC, or by 1838 L.P., on sixty days written notice to the other. The Prior Sub-Advisory Agreement would automatically terminate in the event of its assignment or in the event of the termination of an the investment advisory agreement between PIMC and the Fund regarding PIMC's management of the Portfolio, which became effective on May 1, 1998.

         The Prior Sub-Advisory Agreement provided that for the services rendered, the facilities furnished and the expenses assumed by 1838 L.P., PIMC would pay 1838 L.P. a monthly fee based on the average daily net assets of the Portfolio Segment at the annual rate of 0.55% on all assets. Such sub-advisory fee was to be accrued daily and paid to 1838 L.P. monthly. The Prior Sub-Advisory Agreement contained no provisions prescribing limits on the operating expenses of the Fund or the Portfolio. For the period from May 1, 1998 to July 31, 1998, pursuant to the previous sub-advisory arrangements, 1838 L.P. received $2,542.12 for sub-advisory services to the Portfolio.

REASONS FOR PROPOSING THE NEW INVESTMENT SUB-ADVISER

         As discussed above, the Acquisition resulted in a change of "control" of 1838 Inc. and, in turn, 1838 L.P., within the meaning of the 1940 Act. Under the 1940 Act, a change in control of an investment sub-adviser, such as 1838 L.P., results in the assignment of any agreement that the sub-adviser may have with respect to providing investment advice to an investment company such as the Portfolio. By operation of law and consistent with the express terms of the Prior Sub-Advisory Agreement, the Acquisition (and resultant change of control of 1838 Inc.) caused the Agreement to terminate automatically on July 31, 1998.

         Following the termination of the Agreement, 1838 Inc., as the corporate successor to 1838 L.P., continued to serve as investment sub-adviser to the Portfolio Segment. For its services as sub-adviser to the Portfolio Segment during the interim period from July 31, 1998 until the approval and effectiveness of the New Sub-Advisory Agreement, 1838 Inc. would receive its costs for providing such services or the 0.55% sub-advisory fee permitted under
the Prior Sub-Advisory Agreement, whichever is less.   The Board has
determined, and PIMC has agreed, that it is in the best interests of the Fund and its shareholders for 1838 Inc. to continue to serve as the investment sub-adviser for the Portfolio Segment pursuant to the New Sub-Advisory Agreement.

         At a meeting of the Board held on September 24, 1998, the directors, including all of the independent directors present, unanimously approved and voted to recommend to the shareholders of the Portfolio they approve the New Sub-Advisory Agreement by and between PIMC and 1838 Inc. A copy of the New Sub-Advisory Agreement is attached as Exhibit A.

         Approval of the New Sub-Advisory Agreement will not result in an increase in any fees payable by the Portfolio. PIMC will be solely responsible for paying the sub-advisory fee to 1838 Inc. under the New Sub-Advisory Agreement. If approved by the shareholders of the Portfolio, the New Sub-Advisory Agreement will continue in effect for an initial term of two years, and will continue from year to year thereafter, subject to approval annually by (a) a vote of "a majority of the outstanding voting securities" of the Portfolio or by the Board of the Fund, and (b) in either event, by the vote of a majority of the directors who are not parties to the New Sub-Advisory Agreement or interested persons of any such party, cast in person at a meeting called for such purpose.

INFORMATION ABOUT 1838 INC.

         1838 Inc., a subsidiary of MBIA, is a Delaware corporation located at Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania 19087. 1838 Inc. is registered as an investment adviser under the Advisers Act. As corporate successor to 1838 L.P., 1838 Inc. continues to operate as 1838 L.P. has operated historically. 1838 Inc. offers large core equity, fixed income, and international equity products in addition to its small capitalization equity strategy. The majority of 1838's clients are institutional, while others are high net worth individuals. The investment philosophy and procedures of 1838 Inc. remains the same as that of 1838 L.P., and the same portfolio managers who managed the Portfolio Segment prior to the Acquisition would manage the Portfolio Segment as employees of 1838 Inc. Appendix A lists information about certain management personnel of 1838 Inc. Appendix B lists information about other investment companies or portfolios for which 1838 Inc. serves as investment adviser that have a similar investment objective to the Portfolio.

         MBIA is a Connecticut corporation with principal offices at 113 King Street, Armonk, New York 10504. MBIA, through its wholly-owned subsidiary, MBIA Insurance Corporation, is an insurer of municipal bonds and structured finance transactions. MBIA also is a provider of investment management services to the public sector. MBIA's common stock is listed on the New York Stock Exchange under the symbol "MBI."

INFORMATION CONCERNING THE NEW SUB-ADVISORY AGREEMENT

         The New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement, except for a change in the effective and termination dates and change of corporate structure and name of 1838 L.P. The duties that 1838 Inc. is required to perform under the New Sub-Advisory Agreement are essentially the same as those provided by 1838 L.P. under the Prior Sub-Advisory Agreement. In addition, there were no material changes in the personnel who provide services under the New Sub-Advisory Agreement. Accordingly, the Portfolio would receive the same sub-advisory services, provided in the same manner and at the same fee levels, as it received under the Prior Sub-Advisory Agreement. The New Sub-Advisory Agreement would become effective upon shareholder approval. The following discussion of the New Sub-Advisory Agreement is qualified in its entirety by reference to the Agreement, a form of which is attached hereto as Exhibit A.

         Pursuant to the New Sub-Advisory Agreement, 1838 Inc. would manage the investment and reinvestment of the Portfolio Segment, subject to the oversight and supervision by PIMC and the officers and the Board of the Fund. Under the terms of the New Sub-Advisory Agreement, 1838 Inc. would furnish continuously an investment program for the Portfolio Segment and determine, from time to time in its discretion, the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment should be held in various securities, cash or other investments. In this connection, 1838 Inc. would provide PIMC and the officers and directors of the Fund with such reports and documentation as the latter should reasonably request regarding 1838 Inc.'s management of the Portfolio Segment assets. 1838 Inc. would be required, at its own expense, to render the services set forth in the New Sub-Advisory Agreement and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in such Agreement.

         The New Sub-Advisory Agreement provides that to the extent permitted by the policy guidelines set forth in the Fund's current registration statement, 1838 Inc. is authorized under the

Agreement to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors, which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which 1838 Inc. believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. 1838 Inc. also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by 1838 Inc. 1838 Inc.'s services under the New Sub-Advisory Agreement would not be exclusive, and it would be permitted to provide the same or similar services to other clients.

         The New Sub-Advisory Agreement provides that 1838 Inc. would not be liable to PIMC, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except (1) for willful misfeasance, bad faith or gross negligence on the part of 1838 Inc. or its officers, directors or employees, or reckless disregard by 1838 Inc. of its duties under the Agreement, and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

         The New Sub-Advisory Agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to PIMC and 1838 Inc., or by PIMC, or by 1838 Inc., on sixty days written notice to the other. The New Sub-Advisory Agreement automatically terminates in the event of its assignment or in the event of the termination of the investment advisory agreement between PIMC and the Fund regarding PIMC's management of the Portfolio, which became effective on May 1, 1998.

         The New Sub-Advisory Agreement provides that for the services rendered, the facilities furnished and the expenses assumed by 1838 Inc., PIMC will pay 1838 Inc. a monthly fee based on the average daily net assets of the Portfolio Segment at the annual rate of 0.55% on all assets. Such sub-advisory fee would be accrued daily and paid to 1838 Inc. monthly. The New Sub-Advisory Agreement contains no provisions prescribing limits on the operating expenses of the Fund or the Portfolio.

DIRECTOR'S RECOMMENDATION

         In determining whether it was appropriate to approve the New Sub-Advisory Agreement and to recommend approval to shareholders, the Board, including the independent directors, considered, among other things, information about the following: (1) the sub-advisory fee to be received by 1838 Inc. from PIMC for services to the Portfolio and the fact that this fee is identical to the sub-advisory fee received by 1838 L.P. from PIMC under the Prior Sub-Advisory Agreement; (2) the continuity of senior management and day-to-day control at 1838 Inc. after the Acquisition and internal reorganization of 1838 L.P.; (3) the nature and quality of the services required to be performed by 1838 Inc.; (4) the results achieved by 1838 L.P. for the Portfolio in the past; (5) the personnel and research capabilities of 1838 Inc.; (6) the fact that the Board and the shareholders recently approved the Sub-Advisory Agreement; and (7) any significant regulatory or compliance issues that might affect 1838 Inc.

         In their deliberations regarding approval of the New Sub-Advisory Agreement, the directors addressed most of their analysis to items (1), (2), and (4) above. In connection with item (2) above, the directors carefully considered the nature of the Acquisition and internal reorganization of 1838 L.P. and the possible changes in the operations and management of that could result therefrom. In particular, the Board made inquiries of a representative of 1838 Inc. to determine whether the Acquisition and consolidating 1838 L.P. into 1838 Inc. resulted in material changes in operations and/or management that could affect the nature and quality of the services that 1838 Inc. would provide to the Portfolio. The Board concluded that the Acquisition and internal reorganization of 1838 Inc. did not result in operational or management changes that would have a material adverse impact on the services 1838 Inc. would provide to the Portfolio. The directors also carefully considered: (1) 1838 L.P.'s past performance for the Portfolio as compared with that of similar mutual funds and appropriate indices; (2) the fact that the persons making the investment decision on behalf of the Portfolio under the Prior Sub-Advisory Agreement would continue to do so under the New Sub-Advisory Agreement; and (3) the fact that the fees proposed to be paid by PIMC to 1838 Inc. under the New Sub-Advisory Agreement were identical to those under the Prior Sub-Advisory Agreement. The Board also considered that, as a subsidiary of MBIA, 1838 Inc. would have access to personnel and resources of MBIA, which should benefit the Portfolio. The directors determined that the proposed new arrangements between PIMC and 1838 Inc. were reasonable.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE PORTFOLIO VOTE
      "FOR" THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT WITH 1838 INC.

                               REPORTS AVAILABLE

         Copies of the Fund's annual report and most recent semi-annual report succeeding the annual report, if any, will be furnished without charge upon request. Such request should be directed to Katherine De Peri, Provident Mutual Life Insurance Company, 1050 Westlakes Drive, Berwyn, PA 19312, (800) 523-4681.

                             SHAREHOLDER PROPOSALS

         As a general matter, the Fund does not hold annual meetings of shareholders, and, therefore, the anticipated date of the next special meeting of shareholders of a Portfolio cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a special meeting of shareholders must be received by the Fund a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

                                   INQUIRIES

         Shareholders or owners may make inquiries by contacting their registered sales representative or by writing or calling the Fund, PMLIC or PLACA.

                               OTHER INFORMATION

         Provident Financial Processing Corporation ("PFPC") provides certain administrative services to the Fund pursuant to an administration agreement between PFPC and the Fund. PFPC, located at 103 Bellevue Parkway, Wilmington, Delaware 19809, is a wholly-owned subsidiary of PNC Bank.

         1717 Capital Management Company ("1717") serves, without compensation from the Fund, as principal underwriter to the Fund pursuant to an agreement between 1717 and the Fund. 1717 is located at 300 Continental Drive, Newark, Delaware 19713 and is a wholly-owned subsidiary of Provident Mutual Holding Company.


                                 OTHER BUSINESS

         PMLIC, PLACA and the Fund know of no other matters to be brought before the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring the vote of shareholders arise, the persons named in the enclosed Voting Instruction Form(s) or other substitute will vote thereon according to their best judgment in the interest of the Fund.

                                                                      APPENDIX A

                  PRINCIPAL OFFICER AND DIRECTORS OF 1838 INC.

 Name                                          Principal Occupation
 ----                                          --------------------
 William Thacher Brown                         President and Director of 1838 Inc.

 Gary C. Dunton                                Secretary and Director of 1838 Inc.

 Margaret D. Garfunkel                         Treasurer and Director of 1838 Inc.





                  OTHER OFFICERS OF 1838 INC. WHO ARE EXPECTED
                            TO MANAGE THE PORTFOLIO

 NAME                                                    PRINCIPAL OCCUPATION
 ----                                                    --------------------
 Edwin B. Powell                                         Portfolio Manager

 Cynthia R. Axelrod                                      Portfolio Manager

 J. Kelly Flynn                                          Portfolio Manager

The address of each of the above-named individuals is Five Radnor Corporate Center, Suite 320, 100 Matsonford Road, Radnor, Pennsylvania 19087.

                                                                      APPENDIX B


                 The table below provides information about other companies or portfolios advised by 1838 Inc. that have a similar investment objective to the All Pro Small Cap Value Portfolio.



                                                                                           Subject to Voluntary
  Name of Company or Fund                   Size            Rate of Compensation(1)         Expense Limitation
  -----------------------                   ----            -----------------------       ----------------------
 1838 Small Cap Equity Fund              33,980,928                 0.75%(2)                       Yes

 SIMT Small Cap Value Fund                147,117                   0.50%(2)                       No

-------------------------------------
(1)  As a percent of average daily net assets.
(2)  As of September 30, 1998

                           VOTING INSTRUCTION FORM

                      ALL PRO SMALL CAP VALUE PORTFOLIO OF
                            MARKET STREET FUND, INC.

 VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROVIDENT
                       MUTUAL LIFE INSURANCE COMPANY OR
 PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA FOR A SPECIAL MEETING OF
                     SHAREHOLDERS OF THE ALL PRO SMALL CAP
  VALUE PORTFOLIO OF MARKET STREET FUND, INC. TO BE HELD ON OCTOBER 30, 1998.

I hereby instruct Provident Mutual Life Insurance Company ("PMLIC") or Providentmutual Life and Annuity Company of America ("PLACA"), as appropriate, to vote the shares of the All Pro Small Cap Value Portfolio (the "Portfolio") of Market Street Fund, Inc. (the "Fund") as to which I am entitled to give instructions at the Special Meeting of Shareholders of the Portfolio (the "Meeting") to be held on October 30, 1998, at 9:00 a.m. Eastern Time, at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, or any adjournment(s) thereof, as follows:


                                                                Approve     Disapprove    Abstain
                                                                -------     ----------    -------
 1.              To approve or disapprove an Investment
                 Sub-Advisory Agreement between 1838              [ ]          [ ]          [ ]
                 Investment Advisors, Inc. ("1838 Inc.") and
                 Providentmutual Investment Management
                 Company, pursuant to which 1838 Inc. will
                 serve as an investment sub-adviser to the
                 All Pro Small Cap Value Portfolio.

 2.              In each such entity's discretion, PMLIC or PLACA, as applicable, is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.


                                     (Over)

         I hereby revoke any and all voting instructions with respect to such shares heretofore given by me. I acknowledge receipt of the Proxy Statement dated October 15, 1998. I REALIZE IF I SIGN THIS FORM WITHOUT CHECKING A BLOCK WITH RESPECT TO ANY PROPOSAL LISTED, MY TIMELY RETURNING OF THIS FORM WILL BE DEEMED TO BE AN INSTRUCTION TO VOTE IN FAVOR OF THE PROPOSAL.

THESE VOTING INSTRUCTIONS MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY NOTIFYING THE SECRETARY OF PMLIC OR PLACA, AS APPROPRIATE, OR THE SECRETARY OF THE FUND, IN WRITING.

Date:                   , 1998
       ------------- ---                            ------------------------------------------------
                                                    Signature - Please sign exactly as your name appears below.



Policy:    WWWWWWWWWW                               Please sign, date and return this Form promptly.  Signature
Insured:  WWWWWWWWWWWWWWWWWWWW                      should be exactly as name or names appear on this Voting
                                                    Instruction Form.  If the individual signing the form is a fiduciary (e.g., attorney, executor, trustee, guardian, etc.) the individual's signature must be followed by his or her full title.

    NUMBER OF SHARES FOR WHICH YOU ARE ENTITLED TO GIVE VOTING INSTRUCTIONS:

             WWWWWWWWWWWWWW   WWWWWWWWWWWWWWWWWWWWWWWWWWWWWWWWWWWW


              PLEASE RETURN THIS VOTING INSTRUCTION FORM PROMPTLY


WWWWWWWWWWWWWWWWWWWWWWWWWWWWWW
WWWWWWWWWWWWWWWWWWWWWWWWWWWWWW
WWWWWWWWWWWWWWWWWWWWWWWWWWWWWW
WWWWWWWWWWWWWWWWWWWWWWWWWWWWWW

                                                                       EXHIBIT A

   PROPOSED SUB-ADVISORY AGREEMENT FOR THE ALL PRO SMALL CAP VALUE PORTFOLIO

                       INVESTMENT SUB-ADVISORY AGREEMENT

         THIS INVESTMENT SUB-ADVISORY AGREEMENT ("Agreement"), made this ____ day of November, 1998 by and between PROVIDENTMUTUAL INVESTMENT MANAGEMENT COMPANY, a Pennsylvania corporation (the "Adviser"), and 1838 INVESTMENT ADVISORS, INC., a Delaware corporation (the "Sub-Adviser").

Adviser and Sub-Adviser agree as follows:

1. Adviser hereby engages the services of Sub-Adviser in connection with Adviser's management of the AllPro Small Cap Value Portfolio (the "Portfolio") of Market Street Fund, Inc. (the "Fund"). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the board of directors of the Fund, Sub-Adviser shall manage the investment and reinvestment of that portion of the assets of the Portfolio (hereinafter, the "Portfolio Segment") that the Adviser shall, from time to time, direct.

2. Sub-Adviser hereby accepts appointment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

3. In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio Segment and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment shall be held in various securities, cash or other investments. In this connection, Sub-Adviser shall provide Adviser and the officers and directors of the Fund with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser's management of the Portfolio Segment assets.

4. Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio's investment objective, policies and restrictions as set forth in the Fund's current registration statement, (b) such policies or directives as the Fund's directors may from time to time establish or issue and communicate to the Sub-Adviser in writing, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser in writing of changes to (a) or (b) above and shall notify Sub-Adviser in writing of changes to (c) above promptly after it becomes aware of such changes.

5. Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio as these relate to the Portfolio Segment, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio Segment with brokers or dealers selected by it, and, to that end, Sub-Adviser is authorized as the agent of the Fund to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund's board of directors and set forth in the Fund's current registration statement.

         To the extent permitted by the policy guidelines set forth in the Fund's current registration statement, Sub-Adviser is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. In connection with the foregoing, Sub-Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to it, a higher commission than that charged by other brokers and dealers if the Sub-Adviser determines in good faith that the amount of such commission is reasonable in relation to the value of such services in terms of either the particular transaction or in terms of Sub-Adviser's overall responsibilities with respect to the Portfolio Segment and to any other client accounts or portfolios which Sub-Adviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         Sub-Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged and the Portfolio Segment and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold its portion of the securities at such average price, and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio Segment) participating in the transaction. Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio Segment.

         When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio Segment), Sub-Adviser may allocate such recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that Sub-Adviser considers equitable.

6. Sub-Adviser's services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio Segment) for which that security or investment is recommended or executed. This Agreement does not require Sub-Adviser to give priority to the Portfolio Segment over other client accounts or portfolios. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund or the Portfolio or otherwise be deemed agents of the Adviser, the Fund or the Portfolio.

7. Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for the Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Fund's board of directors and set forth in the Fund's current registration statement; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Fund's board of directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Fund for such services in addition to Sub-Adviser' s fees for services under this Agreement.

8. Nothing in this Agreement shall require or authorize Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Portfolio Segment.

9. Sub-Adviser is registered with the U.S. Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.

10. Sub-Adviser: (a) is duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act") or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

11. Adviser: (a) is duly organized and validly existing under the laws of the State of Pennsylvania with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. Adviser represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the shares of the Fund's stock representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

12. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Fund with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of Adviser or the Fund, Sub-Adviser shall permit representatives of Adviser or the Fund to examine the reports (or summaries of the reports) required to be made to Sub-Adviser by Rule 17j-1(c)(1) and other records evidencing enforcement of the code of ethics.

13. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the Portfolio Segment at the following annual rate:

                 0.55% on all assets

         Sub-Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio Segment shall be determined in the manner and on the dates set forth in the current prospectus of the Fund, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.

         During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

14. Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio Segment's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9),
(b)(10) and (f) of Rule 31a-1 under the 1940 Act.

         Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser's or the Fund's request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Sub-Adviser's offices. Adviser and the Fund or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund.

15. Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or specifically by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities.

         Sub-Adviser may disclose the investment performance of the Portfolio and the Portfolio Segment, provided that such disclosure does not reveal the identity of the Adviser, the Portfolio or the Fund. Sub-Adviser may, however, disclose that Adviser, the Fund and the Portfolio are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Portfolio Segment.

16. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, directors or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement (together, "disabling conduct"), Sub-Adviser shall not be liable to Adviser, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

17. Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, partners, employees and any person who controls Adviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about Sub-Adviser provided to Adviser by Sub-Adviser.

18. Adviser agrees to indemnify and defend Sub-Adviser, its officers, directors, partners, employees and any person who controls Adviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about Sub-Adviser provided to Adviser or the Fund by Sub-Adviser).

19. This Agreement shall not become effective unless and until it is approved by the board of directors of the Fund, including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the class of the Fund's stock representing an interest in the Portfolio. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the board of directors of the Fund, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio, and (b) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

20. This Agreement may be terminated at any time without the payment of any penalty, by the Fund's board of directors, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser's management of the Portfolio.

21. This Agreement may be amended by the parties only if such amendment is specifically approved by (a) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, if required by applicable law, (b) the vote of a majority of outstanding shares of the class of the Fund's stock representing an interest in the Portfolio.

22. The terms "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding shares of the class" means the lesser of (a) 67% or more of the shares of such class present at a meeting if more than 50% of such shares are present or represented by proxy or (b) more than 50% of the shares of such class.

23. This Agreement shall be construed in accordance with laws of the Commonwealth of Pennsylvania, and applicable provisions of the Advisers Act and 1940 Act.

24. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                  Providentmutual Investment Management Company


                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

ATTEST:



--------------------------

                                  1838 Investment Advisors, Inc.

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:
ATTEST:


--------------------------